Execution Version

THIRD AMENDMENT

TO

CREDIT AGREEMENT

AMONG
ENERGY ONE LLC,
as Borrower,

THE GUARANTORS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

The Lenders Signatory Hereto

______________________________

SOLE BOOKRUNNER AND SOLE LEAD ARRANGER
WELLS FARGO SECURITIES, LLC
______________________________

Third Amendment to Credit Agreement

This Third Amendment to Credit Agreement (this "Third Amendment") dated as of July 16, 2015, is among Energy One LLC, a limited liability company duly formed and existing under the laws of the State of Wyoming (the "Borrower"); each of the undersigned Guarantors (the "Guarantors" and collectively with the Borrower, the "Obligors"); Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors, the "Administrative Agent"); and the Lenders signatory hereto.

Recitals

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of July 30, 2010 (as amended by the First Amendment to Credit Agreement dated April 10, 2012 and the Second Amendment to Credit Agreement dated July 23, 2013, the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Borrower and the Guarantors are parties to that certain Guarantee and Pledge Agreement, dated as of July 30, 2010, made by the Borrower and each of the other Obligors party thereto in favor of the Administrative Agent (the "Guarantee and Pledge Agreement").
C.            The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                          Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section and schedule references in this Third Amendment refer to sections or schedules of the Credit Agreement.

Section 2.                          Amendments to Credit Agreement.

2.1            Amendments to Section 1.02.

(a)            The definition of "Agreement" is hereby amended and restated in its entirety to read as follows:
"Agreement" means this Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the same may from time to time be further amended, modified, supplemented or restated.
(b)            The definition of "Security Instruments" is hereby amended and restated in its entirety to read as follows:
"Security Instruments" means the Guaranty Agreement, mortgages, deeds of trust, Deposit Account Control Agreements, and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
(c)            The following definitions are hereby added where alphabetically appropriate to read as follows:
"Dedicated Cash Receipts" means all cash received by or on behalf of the Borrower or any Subsidiary with respect to the following: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Borrower or any Subsidiary; (c) proceeds from Loans; and (d) any other cash received by the Borrower or any Subsidiary from whatever source (including, without limitation, amounts received in respect of the liquidation of any Swap Agreement) other than (i) liability insurance proceeds required to be paid directly to third parties, (ii) payments made to the Borrower or any Subsidiary for the account of third parties under or in connection with joint operating agreements or similar joint development agreements and (iii) amounts described in the definition of "Excluded Deposit Accounts" which are deposited in Excluded Deposit Accounts.
"Deposit Account" shall have the meaning assigned to such term in the UCC.
"Deposit Account Control Agreement" means a deposit account control agreement providing for the Administrative Agent's exclusive control of a Deposit Account after notice of an Event of Default, in form and substance satisfactory to Administrative Agent, executed and delivered by the Borrower or a Subsidiary, as applicable, the Administrative Agent, and the applicable financial institution at which such relevant Deposit Account is maintained, as the same may be amended, modified or supplemented from time to time.
"Excluded Deposit Account" means (a) Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Borrower or any Subsidiary and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of the Borrower or any Subsidiary and (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary.

"Third Amendment" means that certain Third Amendment to Credit Agreement, dated as of July 16, 2015, among the Borrower, the Administrative Agent and the Lenders party thereto.
"Third Amendment Effective Date" has the meaning ascribed to such term in the Third Amendment.
"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.
2.2.            Amendment to Article VII.  Article VII is hereby amended by adding a new Section 7.23 at the end thereof to read as follows:

Section 7.23                          Deposit Accounts.  Schedule 7.23 lists all Deposit Accounts maintained by or for the benefit of the Borrower or any Subsidiary with any bank or financial institution on the Third Amendment Effective Date.

2.3            Amendments to Section 8.14.  Section 8.14 is hereby amended by adding "; Deposit Accounts" to the end of the heading thereto and adding a new subsection (c) at the end of Section 8.14 to read as follows:

(c)            The Borrower shall, and shall cause each of its Subsidiaries to, deposit or cause to be deposited directly, all Dedicated Cash Receipts into one or more Deposit Accounts (other than Excluded Deposit Accounts).  On or before the date that is forty-five days following the Third  Amendment Effective Date, the Borrower shall, and shall cause each of its Subsidiaries to, deliver to the Administrative Agent a Deposit Account Control Agreement (and in connection therewith, the Borrower shall, and shall cause each of its Subsidiaries to, grant a Lien on all of its Deposit Accounts (other than Excluded Deposit Accounts) in favor of the Administrative Agent pursuant to Security Instruments reasonably satisfactory to the Administrative Agent) with respect to each Deposit Account listed on Schedule 7.23 (other than Excluded Deposit Accounts).
2.4.            Amendment to Article IX.  Article IX is hereby amended by adding a new Section 9.19 at the end thereof to read as follows:

Section 9.19                          New Deposit Accounts.  The  Borrower will not, and will not permit any of its Subsidiaries to, open or otherwise establish, or deposit or otherwise transfer Dedicated Cash Receipts into, any Deposit Account other than Deposit Accounts listed on Schedule 7.23.

2.5.            Amendment to Schedules.  Schedule 7.23 attached to this Third Amendment is hereby added to the Schedules to the Credit Agreement where numerically appropriate.

Section 3.                          Conditions Precedent.  This Third Amendment shall become effective on the date (such date, the "Third Amendment Effective Date") when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

3.1  The Administrative Agent shall have received from the Lenders and the Borrower counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.
3.2            The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
3.3            The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated by the most recently delivered Reserve Report.
3.4            The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form satisfactory to the Administrative Agent to the extent necessary, so that the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report.
3.5            No Default shall have occurred and be continuing as of the Third Amendment Effective Date.
3.6            The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the Borrower has entered into Swap Agreements with one or more Approved Counterparties, hedging at least 60% of the Borrower's reasonably anticipated proved developed producing production with respect to crude oil by reference to the most recently delivered Reserve Report for each month during calendar year 2016, which shall have a floor strike price of not less than $50.00 per barrel in respect of crude oil.
3.7            The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective (and the Third Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.                          Limited Waivers.
(a)            Limited Waiver With Respect to Section 9.04.  The Borrower has informed the Administrative Agent and the Lenders that the Borrower desires to make Restricted Payments in the form of cash to the Parent in an amount not to exceed $5,000,000 during calendar year 2015 (collectively, the "2015 Restricted Payments").  Pursuant to Section 9.04(d), the Borrower is not allowed to make the 2015 Restricted Payments unless at the time of each such Restricted Payment, (a) the percentage of the unused total Commitments shall be at least 20% (the "Section 9.04(d)(i) Liquidity Requirement") and (b) no Borrowing Base Deficiency, Default or Event of Default exists or would exist after such Restricted Payment.   The Borrower

has requested that the Lenders waive, and the Lenders do hereby waive, the Section 9.04(d)(i) Liquidity Requirement as it relates to the 2015 Restricted Payments.
(b)            Limited Waiver of Section 9.01(c). The Borrower has informed the Administrative Agent and the Lenders that the Borrower's current ratio as of the last day of the fiscal quarter ending June 30, 2015 and as of the last day of the fiscal quarter ending September 30, 2015 will be less than 1.00 to 1.00, in each case in violation of Section 9.01(c).  Accordingly, the Borrower has requested that the Lenders waive, and the Lenders do hereby waive, the Borrower's compliance with Section 9.01(c) as it relates to the fiscal quarter ending June 30, 2015 and the fiscal quarter ending September 30, 2015.
Except as expressly waived herein, all covenants, obligations and agreements of the Borrower and each Guarantor contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.  Without limitation of the foregoing, the foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any Guarantor or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.
Section 5.                          Borrowing Base Redetermination.
For the period from and including the Third Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $7,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).  For the avoidance of any doubt, this Borrowing Base redetermination shall not constitute an Interim Redetermination elected by the Borrower or by the Administrative Agent at the direction of the Majority Lenders.

Section 6.                          Miscellaneous.
6.1            Confirmation.  The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the Third Amendment Effective Date.
6.2            Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby: (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Third Amendment Effective Date each reference to the Credit

Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Third Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment:  (i) all of the representations and warranties contained in each Loan Document are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
6.3            Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Third Amendment.
6.4            No Oral Agreement.  This Third Amendment, the Credit Agreement, the Guaranty and Pledge Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.
6.5            GOVERNING LAW.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.6            Payment of Expenses.  In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.7            Severability.  Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8            Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the Third Amendment Effective Date.

BORROWER:                                                                                       ENERGY ONE LLC

By:            /s/ Keith G. Larsen
Name:  Keith G. Larsen
Title:    Member and Authorized Officer

GUARANTORS:                                                                                    U.S. ENERGY CORP.

By:            /s/ Keith G. Larsen
Name:  Keith G. Larsen
Title:    Chief Executive Officer

Third Amendment
Signature Page

ADMINISTRATIVE AGENT:                                                 WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:            /s/ Russell Otts
Name:            Russell Otts
Title:            Director

Third Amendment
Signature Page